UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 29, 2008

THE TORO COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-8649	41-0580470
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8111 Lyndale Avenue South Bloomington, Minnesota (Address of principal executive offices)	55420 (Zip Code)

Registrant’s telephone number, including area code:  (952) 888-8801

                        Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1  —  Registrant’s Business and Operations

Item 1.01   Entry into a Material Definitive Agreement.

On February 29, 2008, The Toro Company (“Toro”), and each of Toro Credit Company, Toro Manufacturing LLC, Exmark Manufacturing Company Incorporated, Toro International Company, Tover Overseas B.V., and Toro Factoring Company Limited, each of which is a subsidiary of Toro (collectively, with Toro, the “Borrowers”), executed and delivered Amendment No.4 to Credit Agreement (the “Amendment”), with certain lenders from time to time party thereto (the “Lenders”), and Bank of America, N.A., as Administrative Agent, Swing Line Lender, and L/C Issuer (the “Agent”).  The Amendment amends that certain Credit Agreement, dated as of September 8, 2004 (the “Original Credit Agreement” and, as amended to date, the “Credit Agreement”), which was previously amended by Amendment No.1 to Credit Agreement, dated as of October 25, 2005, Amendment No.2 to Credit Agreement, dated as of January 10, 2007, and Amendment No. 3 to Credit Agreement, effective as of February 28, 2007.  A copy of the Original Credit Agreement was attached as an exhibit to Toro’s Current Report on Form 8-K filed on September 9, 2004.

The Amendment (i) increases the covenant limit for the purchase price of an individual acquisition from $100 million to $200 million, (ii) increases the covenant limit for the aggregate purchase price of all acquisitions from $200 million to $400 million, and (iii) clarifies that earnouts and contingent liabilities are excluded when determining the purchase price of an acquisition.  This description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Also on February 29, 2008, pursuant to Section 2.14 of the Credit Agreement, the aggregate loan commitments available to Toro under the Credit Agreement were increased from $175 million to $225 million.

Bank of America, N.A. and its affiliates, including Banc of America Securities LLC, have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services for Toro and its subsidiaries in arm’s length transactions, on terms customarily available to unrelated third-parties and for which services it has in the past received, and may in the future receive, customary compensation and reimbursement of expenses.  Additionally, certain other Lenders and their affiliates have in the past performed, and may in the future from time to time perform, financial services for Toro and its subsidiaries in arm’s length transactions, on terms customarily available to unrelated third-parties and for which services such Lenders have in the past received, and may in the future receive, customary compensation and reimbursement of expenses.

Section 9  —  Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
10.1
Amendment No.4 to Credit Agreement, dated February 29, 2008, by and among The Toro Company, Toro Credit Company, Toro Manufacturing LLC, Exmark Manufacturing Company Incorporated, Toro International Company, Tover Overseas B.V., and Toro Factoring Company Limited, each as a Borrower, each lender from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender, and L/C Issuer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TORO COMPANY
(Registrant)

Date: March 4, 2008	By: /s/ Timothy P. Dordell
Timothy P. Dordell
Vice President, Secretary and General Counsel

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1
Amendment No.4 to Credit Agreement, dated February 29, 2008, by and among The Toro Company, Toro Credit Company, Toro Manufacturing LLC, Exmark Manufacturing Company Incorporated, Toro International Company, Tover Overseas B.V., and Toro Factoring Company Limited, each as a Borrower, each lender from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender, and L/C Issuer.